UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2019

Stellar Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37619	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

332 E. Scott Street

Port Hueneme, California 93041

(Address of principal executive offices) (Zip Code)

(805) 488-2800

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Share Exchange Agreement

On March 7, 2019, Stellar Biotechnologies, Inc., a company organized under the laws of British Columbia (“Stellar”), entered into a Share Exchange Agreement (the “Exchange Agreement”) with Edesa Biotech Inc., a Canadian privately-held company focused on the development of innovative therapeutics for dermatological and gastrointestinal indications with clear unmet medical needs (“Edesa”), and the shareholders of Edesa (the “Edesa Shareholders”).

Upon the terms and subject to the satisfaction of the conditions described in the Exchange Agreement, including approval of the transaction by Stellar’s shareholders, Stellar will acquire the entire issued share capital of Edesa, with Edesa becoming a wholly-owned subsidiary of Stellar (the “Exchange”). Following the closing of the Exchange (the “Closing”), Stellar will change its name to “Edesa Biotech Inc.”

The Edesa Shareholders will receive Stellar’s common shares, no par value (“Stellar Common Shares”), in exchange for the capital shares of Edesa. Immediately following the Closing, the Edesa Shareholders and option holders are expected to own 90.0% of the aggregate number of Stellar Common Shares on a fully diluted basis, and the shareholders of Stellar are expected to own 10.0% of the aggregate number of Stellar Common Shares on a fully diluted basis. The exchange ratio of 90% (Edesa)/10% (Stellar) (the “Base Ratio”) is subject to adjustment if Stellar’s working capital, calculated immediately prior to the Closing, is more than $3 million or less than $2 million (the “Adjusted Ratio”), resulting in a maximum exchange ratio of 88.0% (Edesa)/12.0% (Stellar) if working capital is $3.5 million or more, and a minimum exchange ratio of 92.0% (Edesa)/8.0% (Stellar) if working capital is less than $1,750,000.

The number of Stellar Common Shares issuable to the Edesa Shareholders at the Closing is subject to a holdback of an amount of Stellar Common Shares to be determined by the parties five business days before the Closing (the “Holdback Shares”) and the final number of Stellar Common Shares to be issued to the Edesa Shareholders will be determined within 35 days after the Closing. The purpose of the holdback is to allow Stellar warrantholders their contractual right up to 30 days after the Closing to request a cash payout of their warrants pursuant to the terms of their outstanding warrants. After the final calculation is complete, the Holdback Shares will be issued to the Edesa Shareholders to the extent needed to meet the Base Ratio or Adjusted Ratio, as applicable.

Subject to the Closing, the board of directors of the combined company will be comprised of seven members, including four members to be proposed by Edesa, one member to be proposed by Stellar and two independent members.

The Exchange Agreement contains customary representations, warranties and covenants made by Stellar and Edesa, including covenants relating to Stellar’s and Edesa’s conduct of their respective businesses between the date of signing the Exchange Agreement and the Closing and customary no-solicitation and standstill provisions. Edesa will seek approval from Nasdaq for the combined entity’s continuation of Stellar’s current listing on the Nasdaq Capital Market.

The Closing is subject to the satisfaction of certain conditions, including approval by the Stellar shareholders (the “Shareholder Approval”) of the authorization and issuance of Stellar Common Shares in the Exchange, the approval by Nasdaq of the listing application to list Stellar’s Common Shares to be issued to the Edesa Shareholders, Stellar’s estimated working capital being equal to or greater than $1,500,000 as of five business days before the Closing, and other customary closing conditions.

The Exchange Agreement may be terminated by: (i) mutual written consent of the parties; (ii) by Edesa, if as of five business days before the Closing, Stellar’s estimated working capital is less than $1.5 million; (iii) by either company if any of the conditions have not been satisfied by June 28, 2019; (iv) by one party if there is a breach or failure to perform the representations, warranties, covenants or other agreements given by the other at the signing of the Exchange Agreement (subject to certain exceptions) and not subsequently cured; (v) by Edesa if the Shareholder Approval is not obtained or the shareholder meeting for obtaining the Shareholder Approval has not been held by June 26, 2019; (vi) by Edesa, prior to obtaining the Shareholder Approval, if the Stellar board of directors changes its recommendation in favor of approving the Exchange, fails to reaffirm its recommendation for the Exchange or, subject to certain conditions, does not recommend against or remains neutral with respect to a tender offer related to an Acquisition Proposal (as defined in the Exchange Agreement); and (vii) by Edesa or Stellar, prior to obtaining the Shareholder Approval, if the Stellar board of directors authorizes Stellar to enter into an acquisition agreement for a Superior Offer (as defined in the Exchange Agreement).

In the event of a termination, certain termination fees may apply. If Stellar terminates the Exchange Agreement due to a breach or failure of Edesa or the Edesa Shareholders to perform their representations, warranties, covenants or other agreements in the Exchange Agreement or resulting in a failure to satisfy the applicable closing conditions and which breach or failure is not capable of being cured or is not subsequently cured, Stellar is entitled to reimbursement of up to $250,000 in legal fees. If Edesa terminates the Exchange Agreement due to (i) a breach or failure of Stellar to perform its representations, warranties, covenants or other agreements in the Exchange Agreement resulting in a failure to satisfy the applicable closing conditions and which breach or failure is not capable of being cured or is not subsequently cured, (ii) Stellar’s failure to obtain the Shareholder Approval or hold the shareholder meeting by June 26, 2019, (iii) Stellar’s estimated working capital being less than $1,500,000 as of five business days before the Closing, or (iv) prior to obtaining the Shareholder Approval, Stellar’s board of directors changing its recommendation approving the Exchange, failing to reaffirm its recommendation for the Exchange or failing to recommend against or remaining neutral with respect to a tender offer related to an Acquisition Proposal, Edesa is entitled to reimbursement of up to $250,000 in legal fees. If, prior to receiving Shareholder Approval, the Exchange Agreement is terminated because Stellar enters into an acquisition agreement for a Superior Offer, Stellar is obligated to pay a termination fee of $1,000,000 to Edesa. If the Exchange Agreement is terminated by Edesa or the Edesa Shareholders because Stellar breaches or fails to perform the representations, warranties, covenants or other agreements in the Exchange Agreement resulting in a failure to satisfy the applicable closing conditions and which breach or failure is not capable of being cured or is not subsequently cured, Edesa and the Edesa Shareholders are entitled to a termination fee of $1,000,000, less any legal fees paid, in the following circumstances: (i) an Acquisition Proposal or Acquisition Inquiry (each as defined in the Exchange Agreement) was communicated to the Stellar board of directors within six months prior to the date of the Exchange Agreement and an Acquisition Transaction (as defined in the Exchange Agreement) is consummated with such person or an affiliate thereof within six months after the termination of the Exchange Agreement; or (ii) Stellar consummates an Acquisition Transaction with a Stellar shareholder or affiliate of Stellar within six months after termination of the Exchange Agreement.

General

The Exchange Agreement has been included to provide Stellar’s shareholders with information regarding its terms. The assertions embodied in the representations and warranties contained in the Exchange Agreement are qualified by information in confidential disclosure schedules delivered by the parties in connection with the signing of the Exchange Agreement. Moreover, certain representations and warranties contained in the Exchange Agreement were made as of a specified date; may have been made for the purposes of allocating contractual risk between the parties to the Exchange Agreement; and may be subject to contractual standards of materiality different from what might be viewed as material to the Stellar’s shareholders. Accordingly, the representations and warranties in the Exchange Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of Stellar at the time they were made and Stellar shareholders should consider the information in the Exchange Agreement in conjunction with the entirety of the factual disclosure about Stellar in Stellar’s public reports filed with the Securities and Exchange Commission (“SEC”). Information concerning the subject matter of the representations and warranties may change after the date of the Exchange Agreement, which subsequent information may or may not be fully reflected in Stellar’s public disclosures. The Exchange Agreement should not be read alone, but should instead be read in conjunction with other information regarding Stellar.

The foregoing summary description of the Exchange Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Exchange Agreement, a copy of which is attached hereto as Exhibit 2.1, and the terms of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Exchange Agreement, Stellar will issue Stellar Common Shares to the Edesa Shareholders. Information regarding the Stellar Common Shares to be issued in the Exchange is contained in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 3.02.

The Stellar Common Shares to be issued by Stellar in the Exchange will be issued in a transaction exempt from registration under Regulation S promulgated under the Securities Act of 1933, as amended (the “Act”), because the offer and sale of such securities will be made to non-U.S. persons (as that term is defined in Regulation S under the Act) in an offshore transaction.

Item 5.01	Changes in Control of Registrant.

The completion of the Exchange will constitute a change in control of Stellar. The Exchange is described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2019, Gregory T. Baxter, Ph.D., notified the Company of his decision to retire as Executive Vice President of Corporate Development, effective March 22, 2019.

Important Information and Where to Find It

Stellar and Edesa and certain of their directors and executive officers may become participants in solicitation of proxies from Stellar shareholders in connection with the proposed transaction. Additional information regarding persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the Stellar shareholders in connection with the proposed transaction, and who have interests, whether as security holders, directors or employees of Stellar or Edesa or otherwise, which may be different from those of Stellar shareholders generally, will be provided in the proxy statement and other materials to be filed with the SEC.

Each member of Stellar’s board of directors and Stellar’s executive officers, and Edesa’s board of directors and Edesa’s executive officers may be deemed "participants" in the solicitation of proxies from the Stellar shareholders in connection with the proposed transaction.

Information regarding the special interests of these directors and executive officers in the transaction will be included in the proxy statement referred to above. Additional information regarding Stellar’s directors' and executive officers' respective interests in Stellar by security holdings or otherwise is set forth in Stellar’s Annual Report on Form 10-K for the year ended September 30, 2018 as filed with the SEC on November 30, 2018.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. A definitive proxy statement and a proxy card will be filed with the SEC and will be mailed to Stellar’s shareholders seeking any required shareholder approvals in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT STELLAR MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Shareholders may obtain, free of charge, copies of the definitive proxy statement and any other documents filed by Stellar with the SEC in connection with the proposed transaction at the SEC's website (http://www.sec.gov), at Stellar’s website or by writing to the Corporate Secretary at Stellar Biotechnologies, Inc., 332 E. Scott Street, Port Hueneme, California 93041.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Share Exchange Agreement, dated as of March 7, 2019, by and between Stellar Biotechnologies Inc., Edesa Biotech Inc. and the Edesa Shareholders.

*

All schedules and exhibits to the Share Exchange Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

99.1	Press Release dated March 8, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STELLAR BIOTECHNOLOGIES, INC.

By:	/s/ Kathi Niffenegger
Name:	Kathi Niffenegger
Title:	Chief Financial Officer

Date: March 8, 2019